UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022

GBT TECHNOLOGIES INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-54530	27-0603137
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices) (Zip code)

Registrant’s telephone number including area code: 888-685-7336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Item 1.01	Entry Into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Item 5.01	Change in Control of Registrant

GTX Agreement

On April 12, 2022, GBT Tokenize Corp (“Tokenize”), a Nevada corporation which GBT Technologies, Inc. (the “Company”) owns 50% of the outstanding shares of common stock, entered into a series of agreements with GTX Corp (“GTX”) and various note holders of GTX pursuant to which Tokenize acquire convertible promissory notes of GTX in the principal amount of $100,000 (the “GTX Notes”). In addition, Tokenize acquired 5,000,000 shares of common stock of GTX for a purchase price of $150,000.

The GTX Notes bear 10% interest per annum and 50% of the principal may be converted into shares of common stock on a one-time basis at a conversion price of $0.01 per share. The remaining 50% of the principal must be paid in cash.

The closing occurred on April 12, 2022.

Magic Agreement

The Company, through its wholly owned subsidiary, Greenwich International Holdings, a Costa Rica corporation (“Greenwich”), entered into a Master Joint Venture and Territorial License Agreement (the “Tokenize Agreement”) with Magic Internacional Argentina FC, S.L. (“Magic”) and Tokenize which replaced a prior joint venture entered between the parties.

The purpose of Tokenize is to develop, maintain and support source codes for its proprietary technologies including advanced mobile chip technologies, tracking, radio technologies, AI core engine, electronic design automation, mesh, games, data storage, networking, IT services, business process outsourcing development services, customer service, technical support and quality assurance for business, customizable and dedicated inbound and outbound calls solutions, as well as digital communications processing for enterprises and startups (“Technology Portfolio”), throughout the world, which Technology Portfolio was previously licensed to the Company for the State of California.

The Tokenize Agreement provides that the Company shall contribute 150,000,000 shares of common stock of the Company (“GBT Shares”) to Tokenize. Sergio Fridman is the manager of Magic and the beneficial owner of all outstanding securities of Magic. Magic will contribute cash of $250,000 into Tokenize in consideration of a promissory note and agreed to further fund Tokenize with all funds reasonably needed for implementation of the business purposes as described in the Tokenize Agreement. The GBT Shares will not be transferable for a period of five years.

Magic and the Company each own 50% of the outstanding shares of common stock of Tokenize. The Company pledged its 50% ownership in Tokenize and its 100% ownership of Greenwich (the “Pledged Securities”) to Magic for providing that Magic may take possession of such Pledged Securities in the event the Company executes, delivers and performs any future agreement or document or judgement resulting in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of the Company. The Company shall appoint two directors and Magic shall appoint one director of Tokenize.

The offer, sale and issuance of the above securities was made to an accredited investor and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated there under with regard to the sale. No advertising or general solicitation was employed in offering the securities. The offer and sales were made to an accredited investor and transfer of the common stock will be restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.

The foregoing descriptions of the terms of the above transactions do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Form of Claim Purchase Agreement– dated April 12, 2022
10.2	Master Joint Venture and Territorial License Agreement by and between GBT Technologies Inc. and Magic Internacional Argentina FC, S.L.
10.3	Pledge Agreement by and between GBT Tokenize Corp. and Magic Internacional Argentina FC, S.L.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GBT TECHNOLOGIES INC.

	By:	/s/ Mansour Khatib

	Name:	Mansour Khatib
	Title:	Chief Executive Officer

Date: April 18, 2022